Exhibit 99.1

American Bank Note Holographics Reports Fourth Quarter and Year End Financial Results

     ELMSFORD, N.Y.--(BUSINESS WIRE)--March 18, 2004--American Bank Note Holographics, Inc. ("ABNH") (OTC Bulletin Board: ABHH) a world leader in the origination, production and marketing of holograms for security applications, today announced financial results for the fourth quarter and year ended December 31, 2003.
     Net income for the year ended December 31, 2003 was $1.0 million, or $0.05 per share, compared with a net loss of $8.1 million, or $0.44 per share, for the year ended December 31, 2002. Net income for the fourth quarter of 2003 was $0.4 million, or $0.02 per share, compared with a net loss of $9.0 million, or $0.49 per share, for the fourth quarter of 2002. The results for the year ended December 31, 2002 were impacted by nonrecurring matters, which included non-cash impairment charges to write off goodwill and fixed assets of $9.3 million included in costs and expenses, and $0.7 million of patent and other settlements included in other income in the accompanying statements of operations.
     Sales for the year ended December 31, 2003 were $18.3 million, compared with $18.7 million for the year ended December 31, 2002. Sales for the fourth quarter of 2003 were $4.8 million, compared with $4.5 million for the fourth quarter of 2002.
     Kenneth H. Traub, president and CEO of ABNH, commented, "I am pleased to report several noteworthy accomplishments for 2003:

     -- Record Profits - This year, ABNH recorded its highest profits since becoming a public company. The fourth quarter was particularly strong with over $0.6 million of pretax profits. We achieved record profits despite the expiration of a patent license agreement in January 2003 which had generated approximately $0.5 million of income in each prior year. We achieved the record profits by focusing our sales on core strategic markets, and by continuing to improve the efficiency of our operations.

     -- MasterCard - We signed 2 important contracts with MasterCard which expanded our relationship and extended our agreement to at least 2011.

     -- VISA - We have expanded our relationship with VISA with new products that had a positive impact in 2003, and have attractive growth potential.

     -- Other Transaction Cards - We have continued to strengthen our position in the transaction card market with many other issuers and manufacturers of cards.

     -- Identification Cards - We closed several new projects for secure ID products with agencies of the United States government and foreign governments in 2003. We anticipate continued increase in demand for our proprietary and innovative solutions for secure ID documents.

     -- Pharmaceutical Products - We were actively involved in an initiative with the FDA that resulted in a report issued by the FDA addressing the urgent need to combat the problem of counterfeit drugs. The FDA report specifically referenced security holograms as an authentication technology that could be an important part of an effective anti-counterfeiting strategy. Also in 2003, we expanded our relationship with Eli Lilly, and we started supplying security packaging solutions to another major global pharmaceutical company. We anticipate other major pharmaceutical companies will implement our security packaging solutions in the coming years.

     -- Financial Position - We concluded 2003 with over $11 million of cash and no debt. We are well positioned to invest in continuing to strengthen ABNH's operating and strategic position."

     About American Bank Note Holographics, Inc.

     American Bank Note Holographics is a world leader in the origination, production, and marketing of holograms. The Company's products are used primarily for security applications such as counterfeiting protection and authentication of transaction cards, identification cards, documents of value, consumer and industrial products as well as for packaging and design applications. ABNH is headquartered in Elmsford, NY. For more information, visit www.abnh.com

     ABNH Forward-Looking Statement

     This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.
     This release and prior releases are available on the ABNH Web site at www.abnh.com


AMERICAN BANK NOTE HOLOGRAPHICS, INC.
BALANCE SHEETS
(In thousands, except share data)

                                             December 31, December 31,
                                                 2003         2002
                                             ------------ ------------

                   ASSETS
Current Assets:
   Cash and cash equivalents                     $11,341      $ 8,659
   Accounts receivable, net of allowance for
    doubtful accounts of $180 and $210             3,174        3,661
   Inventories                                     2,386        2,541
   Deferred income taxes                             981        1,347
   Prepaid expenses                                  385          396
   Other                                             150          345
                                             ------------ ------------
      Total current assets                        18,417       16,949
Machinery, equipment and leasehold
 improvements, net of accumulated
 depreciation and amortization of
 $9,238 and $8,505                                 2,490        2,782
Other assets                                         113          399
                                             ------------ ------------

Total Assets                                     $21,020      $20,130
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                              $   687      $   966
   Accrued expenses                                1,627        1,803
   Customer advances                                  49           89
                                             ------------ ------------
      Total current liabilities                    2,363        2,858
Deferred income taxes                              1,208          830
                                             ------------ ------------
      Total liabilities                            3,571        3,688
                                             ------------ ------------

Commitments and contingencies

Stockholders' Equity:
   Preferred stock, authorized 5,000,000
    shares; no shares issued or outstanding            -            -
   Common stock, par value $.01 per share,
    authorized 40,000,000 shares; issued and
    outstanding 18,483,720 shares                    185          185
   Additional paid-in capital                     23,994       23,994
   Accumulated deficit                            (6,730)      (7,737)
                                             ------------ ------------
      Total Stockholders' Equity                  17,449       16,442
                                             ------------ ------------

Total Liabilities and Stockholders' Equity       $21,020      $20,130
                                             ============ ============


AMERICAN BANK NOTE HOLOGRAPHICS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                     Three Months     Twelve Months
                                          Ended            Ended
                                      December 31,      December 31,
                                    ---------------- -----------------
                                      2003     2002     2003     2002
                                    ------- -------- -------- --------
Revenue:
   Sales                            $4,842  $ 4,497  $18,284  $18,665
   Royalty income                        1       92       48      555
                                    ------- -------- -------- --------
                                     4,843    4,589   18,332   19,220
Costs and expenses:
   Cost of goods sold                2,185    2,074    8,279    8,926
   Selling and administrative        1,607    1,719    6,518    7,136
   Research and development            239      287    1,142    1,143
   Depreciation and amortization       192      205      739      800
   Impairment of goodwill and fixed
    assets                               -    9,298        -    9,298
                                    ------- -------- -------- --------
                                     4,223   13,583   16,678   27,303
                                    ------- -------- -------- --------

Operating income (loss)                620   (8,994)   1,654   (8,083)

Other income:
   Interest                             24       37       97      113
   Patent and other settlements          -      121        -      691
                                    ------- -------- -------- --------
                                        24      158       97      804
                                    ------- -------- -------- --------

Income (loss) before provision for
 income taxes                          644   (8,836)   1,751   (7,279)
Provision for income taxes             274      196      744      858
                                    ------- -------- -------- --------

Net income (loss)                   $  370  $(9,032) $ 1,007  $(8,137)
                                    ======= ======== ======== ========

Net income (loss) per share:
   Basic and diluted                $ 0.02  $ (0.49) $  0.05  $ (0.44)
                                    ======= ======== ======== ========

    CONTACT: American Bank Note Holographics, Inc.
             Kenneth Traub, 914-593-0809
             KTRAUB@ABNH.COM
             or
             Alan Goldstein, 914-593-0844
             AGOLDSTEIN@ABNH.COM